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                                                                    EXHIBIT 10.3

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 1st day of September, 2000 by and among Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), Prime Group Realty, L.P., a Delaware limited partnership and the operating partnership for PGRT ("Prime") (Prime and PGRT are hereinafter sometimes collectively referred to as "Employer"), and Jeffrey A. Patterson, an individual domiciled in the State of Illinois ("Executive").

                              W I T N E S S E T H
                              -------------------

     A. Employer and Executive are parties to that certain Employment Agreement (the "Prior Agreement") dated as of November 17, 1997 pursuant to which Executive became employed by Employer as Executive Vice President and Chief Investment Officer.

     B. Employer is engaged primarily in the ownership, management, leasing, marketing, acquisition, development and construction of office and industrial real estate facilities throughout the United States.

     C. Employer believes that it would benefit from the application of Executive's particular and unique skill, experience, and background to the (i) acquisition, disposition, financing, leasing and development of office properties and the management thereof, (ii) the negotiation and consummation of joint venture transactions relating to office and other properties, and (iii) the management oversight relating to the foregoing.

     D. Executive wishes to commit to continue to serve Employer in the position set forth herein on the terms herein provided.

     E. The parties wish to amend and restate the Prior Agreement on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, Employer and Executive hereby agree as follows:

     1.   Employment and Duties. During the Employment Term (as defined in
          ---------------------
Section 2 hereof), Employer agrees to employ Executive, and Executive agrees to be employed by Employer, in the Office of the President as Co-President of Employer on the terms and conditions provided in this Agreement. Executive shall conduct, operate, manage and promote the business and business concept of Employer. The Chief Executive Officer of Employer may from time to time further define and clarify Executive's duties and services hereunder as Co-President of Employer. Executive agrees to devote Executive's best efforts and substantially all of Executive's business time, attention, energy and skill to perform Executive's duties as Co-President of Employer.
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     2.   Term. The term of this Agreement shall commence on the date hereof and
          ----
expire on November 17, 2002 (the "Initial Term"), provided, however, that this Agreement shall automatically be renewed for successive one year terms following the Initial Term (each a "Renewal Term" and together with the Initial Term, the "Employment Term"), unless at least six (6) months prior to, in the case of a non-renewal by Employer, or at least thirty (30) days prior to, in the case of a non-renewal by Executive, the end of the Initial Term or any Renewal Term, as applicable, either party shall give the other written notice of its intention to terminate this Agreement.

     3.   Compensation and Related Matters. (a) Base Salary. As compensation for
          --------------------------------
hereof and performing the services required by this Agreement during the Employment Term, Employer shall pay to Executive an annual salary of no less than the annual base salary currently paid to Executive as of the date hereof ("Base Compensation"), payable in accordance with the general policies and procedures for payment of salaries to its executive personnel maintained, from time to time, by Employer (but no less frequently than monthly), subject to withholding for applicable federal, state, and local taxes. Increases in Base Compensation, if any, shall be determined by the Compensation Committee (the "Committee") of the Board of Trustees of PGRT (the "Board"), based on periodic reviews of Executive's performance conducted on at least an annual basis.

          (b) Bonus. In addition to Base Compensation, the Board and/or the Committee, in their sole and absolute discretion, may, but in no event shall be obligated to, authorize the payment of a bonus (a "Performance Bonus Distribution") payable in cash, common shares in PGRT and/or options for PGRT shares to Executive based upon achievement of such corporate and individual performance goals and objectives as may be established or determined by the Board or the Committee from time to time.

          (c) Benefits. During the Employment Term and subject to the limitations and alternative rights set forth in this Section 3(c), Executive and Executive's eligible dependents shall have the right to participate in the medical and dental benefit plan to be established by Employer (which may include contributions by Executive) and in any other retirement, pension, insurance, health or other benefit plan or program that has been or is hereafter adopted by Employer (or in which Employer participates), as such plans and programs may be amended or modified from time to time by Employer, according to the terms of such plan or program with all the benefits, rights and privileges as are enjoyed by any other executive officers of Employer. Employer expects to have in place a life insurance program in which Executive will be entitled to participate. If the participation of Executive would adversely affect the qualification of a plan intended to be qualified under Section 401(a) of the Internal Revenue Code as the same may be amended from time to time (the "Code"), Employer shall have the right to exclude Executive from that plan in return for Executive's participation in (i) a nonqualified deferred compensation plan or (ii) an arrangement providing substantially comparable benefits under a plan that is either a qualified or nonqualified under the Code at Employer's option.

          (d) Expenses. Executive shall be reimbursed, subject to Employer's receipt of invoices or similar records as Employer may reasonably request in accordance with its policies and procedures, as such policies and procedures may be amended or modified from time to time by Employer, for all reasonable and necessary expenses incurred by Executive in the

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performance of Executive's duties hereunder, including expenses for business entertainment and meals (whether in or out of town) and gas for business travel, but excluding automobile insurance.

          (e) Vacations. During the Employment Term, Executive shall be entitled to vacation in accordance with Employer's practices, as such practices may be amended or modified from time to time by Employer, provided that Executive shall be entitled to at least three (3) weeks paid vacation in each full calendar year. Executive may accrue unused vacation time if not used in any calendar year or years, however, the maximum cumulative amount of vacation time that Executive may accrue and carry over to the next year is two (2) weeks. Executive shall be entitled to a payment for any vacation time which has accrued but has not been used as of the date of the termination of Executive's employment with Employer, unless Executive's employment is terminated pursuant to Section 5(a)(ii) hereof.

     4.   Share Options and Grants. PGRT has established a share incentive plan
          ------------------------
(the "Share Incentive Plan"). The Share Incentive Plan initially provides, among other things, for the issuance from time to time to certain officers, directors and other employees of PGRT and Employer, including Executive, of share options. Pursuant to the Share Incentive Plan, on the date of the Prior Agreement, PGRT granted to Executive 85,000 share options ("Options") that will have such terms and conditions as are set forth in the Share Incentive Plan and the Share Option Agreement to be entered into between PGRT and Executive. Such Options granted to Executive shall vest immediately (i) upon the death or disability of Executive or (ii) upon termination of this Agreement and Executive's employment for any reason other than (A) a termination for cause by Employer or (B) if Executive terminates Executive's employment for any reason other than pursuant to Section 5(b)(i) hereof. In the case of a termination for cause or if Executive terminates Executive's employment for any reason other than pursuant to Section 5(b)(i) hereof, all unvested Options shall be forfeited by Executive, but Executive shall have the right to exercise within the time period provided for in the Share Incentive Plan all Options vested prior to such termination. In addition, on the date of the Prior Agreement, PGRT granted to Executive 110,000 shares of beneficial interests of PGRT in exchange for certain assets contributed by Executive to Prime pursuant to the Formation Agreement dated November 17, 1997 among PGRT, Prime, Prime Group Services, Inc., The Prime Group, Inc., Prime Group Limited Partnership and Executive, which shares were subject to pro-rata forfeiture (based on number of days) if Executive voluntarily terminated Executive's employment with Employer prior to November 17, 1998. Subsequent to the date of the Prior Agreement, additional share options and restricted shares have been granted to Executive.

     5.   Termination and Termination Benefits. (a) Termination by Employer. (i)
          ------------------------------------
Without Cause. Employer may terminate this Agreement and Executive's employment
-------------
at any time (other than for Cause, as that term is defined in Section 5(a)(ii) hereof) upon thirty (30) days' prior written notice to Executive. In connection with the termination of Executive's employment pursuant to this Section 5(a)(i),
(A) Employer shall pay to Executive Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) Employer shall pay to Executive a pro rata portion of any Performance Bonus Distribution otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, Employer shall pay to Executive all

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Performance Bonus Distributions payable to Executive in accordance with Section
3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) Employer shall provide to Executive the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination and (D) Employer shall pay to Executive the Termination Compensation specified in Section 5(d) hereof. For purposes of calculating Executive's pro rata portion of any Performance Bonus Distribution pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata (based on the number of days in the year) portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. For purposes of this Agreement, the "effective date of termination" shall mean the last day on which Executive is employed with Employer which may be later than the date of the delivery of any applicable notice of termination.

               (ii)  With Cause. Employer may terminate this Agreement for Cause
                     ----------
immediately upon written notice to Executive. Employer may elect to require Executive to continue to perform Executive's duties under this Agreement for an additional thirty (30) days following notice of termination. In connection with the termination of Executive's employment pursuant to this Section 5(a)(ii), (A) Employer shall pay to Executive Executive's Base Compensation in accordance with
Section 3(a) hereof up to the effective date of such termination, and, to the extent not previously paid, Executive shall be entitled to any Performance Bonus Distributions payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and (B) Employer shall provide to Executive the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination. For purposes of this Section 5(a)(ii), "Cause" shall mean (1) a finding by the Board that Executive has materially harmed Employer, its business, assets or employees through an act of dishonesty, material conflict of interest, gross misconduct or willful malfeasance, (2) Executive's conviction of (or plea of nolo contendere to) a felony involving acts of dishonesty, financial untrustworthiness or adversely impacting Executive's ability to perform Executive's duties hereunder, (3) Executive's failure to perform (which shall not include inability to perform due to disability) in any material respect Executive's material duties under this Agreement after written notice specifying the failure and a reasonable opportunity to cure (it being understood that if Executive's failure to perform is not of a type requiring a single action to fully cure, then Executive may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion), (4) the breach by Executive of any of Executive's material obligations hereunder (other than those covered by clause (3) above) and the failure of Executive to cure such breach within thirty (30) days after receipt by Executive of a written notice of Employer specifying in reasonable detail the nature of the breach, or
(5) Executive's sanction (including restrictions, prohibitions and limitations agreed to under a consent decree or agreed order) under, or conviction for violation of, any federal or state securities law, rule or regulation (provided that in the case of a sanction, such sanction materially impedes or impairs the ability of Executive to perform Executive's duties and exercise Executive's responsibilities hereunder in a satisfactory manner).

               (iii) Disability. If due to illness, physical or mental
                     ----------
disability, or other incapacity, Executive shall fail during any four (4) consecutive months to perform the duties required by this Agreement, Employer may, upon thirty (30) days' written notice to Executive,

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terminate this Agreement and Executive's employment. In the event of any such termination, (A) Employer shall pay to Executive Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) Employer shall pay to Executive a pro rata portion of any Performance Bonus Distribution otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with
Section 3(b) hereof up to the first day of such four (4) month period and, to the extent not previously paid, Executive shall be entitled to all Performance Bonus Distributions payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) Employer shall provide to Executive the benefits set forth in Sections 3(c) (or the after-tax cash equivalent), 3(d) and 3(e) hereof up to the effective date of such termination and (D) Employer shall pay to Executive the Termination Compensation specified in Section 5(d) hereof, but only if and to the extent that Employer actually obtained disability insurance coverage for Executive at commercially reasonable rates in Employer's discretion which reimburses Employer for such amounts. For purposes of calculating Executive's pro rata portion of any Performance Bonus Distribution pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. This Section 5(a)(iii) shall not limit the entitlement of Executive, Executive's estate or beneficiaries to any disability or other benefits available to Executive under any disability insurance or other benefits plan or policy which is maintained by Employer for Executive's benefit (as opposed to Employer's benefit). For purposes of this Agreement, the "date of disability" shall mean the first day of the consecutive period during which Executive fails to perform the duties required by this Agreement due to illness, physical or mental disability or other incapacity.

          (b)  Termination by Executive. (i) After Change of Control. Executive
                                             -----------------------
may terminate this Agreement upon thirty (30) days' written notice to Employer following any "change of control" (as defined below) of Employer and (i) a resulting "diminution event" (as defined below) or (ii) a resulting relocation of Executive's office to a location more than twenty-five (25) miles from 77 West Wacker Drive, Chicago, Illinois, but in no event later than two years after the change of control event. Executive shall continue to perform, at the election of Employer, Executive's duties under this Agreement for an additional thirty (30) days following notice of termination. In the event of such termination, (A) Employer shall pay to Executive Executive's Base Compensation up to the effective date of such termination, (B) Employer shall pay to Executive a pro rata portion of any Performance Bonus Distribution otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, Executive shall be entitled to all Performance Bonus Distributions payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) Employer shall provide to Executive the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination and (D) Employer shall pay to Executive the Termination Compensation specified in Section 5(d) hereof. For purposes of calculating Executive's pro rata portion of any Performance Bonus Distribution pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to

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receive, shall be deemed to be 50% of Executive's then current annual Base
Compensation. For purposes of this Agreement, in the event Employer defaults in its obligation under Section 9 hereof and, as a consequence thereof, Executive's employment with Employer (or Employer's successor or assign) terminates, such termination shall be deemed to be a termination under this Section 5(b)(i).

     For purposes of this Section 5(b)(i), (A) a "change of control" of Employer shall be deemed to have occurred if: (1) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including a "group" as defined in Section 13(d)(3) of the Exchange Act (but excluding The Prime Group, Inc. or any of its affiliates or any group in which The Prime Group, Inc. or any of its affiliates has a significant interest and excluding a trustee or other fiduciary holding securities under an employee benefit plan of Employer), becomes the beneficial owner of shares of beneficial interests or limited partnership interests, as applicable, of Employer having at least fifty percent (50%) of the total number of votes that may be cast for the election of trustees of Employer; (2) the merger or other business combination of Employer, sale of all or substantially all of Employer's assets or combination of the foregoing transactions (a "Transaction"), other than a Transaction immediately following which the shareholders of Employer immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder, other than The Prime Group, Inc. and its affiliates, owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction); or (3) within any twenty-four (24) month period beginning on or after the date hereof, the persons who were trustees of Employer immediately before the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board or a majority of the board of trustees of any successor to Employer, provided that, any trustee who was not a trustee as of the date hereof shall be deemed to be an Incumbent Director if such trustee was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the trustees who then qualified as Incumbent Directors either actually or by prior operation of this provision, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision; and (B) a "diminution event" shall mean any material diminution in (1) the duties and responsibilities of Executive (including any title below Co-President of Chief Investment Officer) or (2) the compensation package for Executive.

     In the event that any payment, benefit or distribution by or on behalf of Employer to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5(b)(i)) (the "Payments") is determined to be an "excess parachute payment" pursuant to Code Section 280G or any successor or substitute provision of the Code, with the effect that Executive is liable for the payment of the excise tax described in Code Section 4999 or any successor or substitute provision of the Code (the "Excise Tax"), then Employer shall pay to Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax on the Gross-Up Payment, shall be equal to the Total Payments. All determinations required to be made under this paragraph, and the assumptions to be utilized in arriving at such determination, shall be made by the certified public accounting firm used for auditing purposes by Employer

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immediately prior to Executive's employment termination (the "Accounting Firm"), which shall provide detailed supporting calculations both to Employer and Executive. Employer shall pay all fees and expenses of the Accounting Firm. Any determination by the Accounting Firm shall be binding upon Employer and Executive, except as provided in the following sentence. As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Internal Revenue Service ("IRS") or other agency will claim that a greater or lesser Excise Tax is due. In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, Executive shall repay to Employer, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), Employer shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by Executive with respect to such excess) at the time that the amount of such excess is finally determined. Executive and Employer shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments. Employer shall pay all fees and expenses of Executive relating to a claim by the IRS or other agency.

               (ii)  Without Good Reason. Executive may terminate this Agreement
                     -------------------
and Executive's employment at any time for any reason or for no reason upon thirty (30) days' written notice to Employer, during which period Executive shall continue to perform Executive's duties under this Agreement if Employer so elects. In connection with the termination of Executive's employment pursuant to this Section 5(b)(ii), (A) Employer shall pay to Executive Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and (B) Employer shall provide to Executive the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination.

               (iii) For Good Reason. Executive may terminate this Agreement for
                     ---------------
Good Reason upon thirty (30) days' written notice to Employer. In connection with the termination of Executive's employment pursuant to this Section 5(b)(iii), (A) Employer shall pay to Executive Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) Employer shall pay to Executive a pro rata portion of any Performance Bonus Distribution otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with
Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, Employer shall pay to Executive all Performance Bonus Distributions payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) Employer shall provide to Executive the benefits set forth in Sections

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3(c), 3(d) and 3(e) hereof up to the effective date of such termination and (D)
Employer shall pay to Executive the Termination Compensation specified in
Section 5(d) hereof. For purposes of calculating Executive's pro rata portion of any Performance Bonus Distribution pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata (based on the number of days in the year) portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. For purposes of this Section 5(b)(iii), "Good Reason" shall mean (1) any material breach by Employer of the terms of this Agreement which is not cured within thirty (30) days after receipt by Employer of a written notice from Executive specifying in reasonable detail the nature of the breach, or (2) any relocation of Executive's office to a location more than twenty-five (25) miles from 77 West Wacker Drive, Chicago, Illinois.

          (c) Death. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of Executive's death. In such event,
(A) Employer shall pay to Executive Executive's Base Compensation in accordance with Section 3(a) hereof up to the date of such death, (B) Employer shall pay to Executive a pro rata portion of any Performance Bonus Distribution otherwise payable to Executive for or with respect to the calendar year in which such death occurs in accordance with Section 3(b) hereof up to the effective date of such death and, to the extent not previously paid, Executive shall be entitled to all Performance Distribution Bonus payable to Executive in accordance with
Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such death occurs, (C) Employer shall provide to Executive the benefits set forth in Sections 3(c) (or the after-tax cash equivalent), 3(d) and 3(e) hereof up to the date of such death and (D) Employer shall pay to Executive the Termination Compensation specified in Section 5(d) hereof, but only if and to the extent that Employer has actually obtained life insurance coverage for Executive at commercially reasonable rates in Employer's discretion which reimburses Employer for such amounts. This Section 5(c) shall not limit the entitlement of Executive, Executive's estate or beneficiaries under any insurance or other benefits plan or policy which is maintained by Employer for Executive's benefit (as opposed to Employer's benefit). For purposes of calculating Executive's pro rata portion of any Performance Bonus Distribution pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation.

          (d) Termination Compensation. In the event of a termination of this Agreement pursuant to Section 5(a)(i) (by Employer without cause), 5(a)(iii) (disability), 5(b)(i) (change of control), 5(b)(iii) (by Executive for good reason) or 5(c) (death) hereof, Employer shall pay to Executive, within thirty
(30) days of termination, an amount in one lump sum ("Termination Compensation") equal to:

               (i) in the case of a termination pursuant to Section 5(a)(i) (by Employer without cause) except as specified in clause 5(d)(ii) below, 5(a)(iii) (disability), 5(b)(iii) (by Executive for good reason) or 5(c) (death) hereof, the greater of (A) the sum of (1) the Executive's then current annual Base Compensation, plus (2) the average annual Performance Bonus Distribution paid or payable to Executive for or with respect to the full two calendar years immediately preceding the calendar year in which the date of

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

     termination occurs and (B) the sum of (1) the aggregate Base Compensation payable to Executive over the remainder of the Employment Term and (2) the aggregate Performance Bonus Distributions payable to Executive over the remainder of the Employment Term, based on the average annual Performance Bonus Distributions paid or payable to Executive for or with respect to the full two calendar years immediately preceding the calendar year in which the date of termination occurs, but in the case of Sections 5(a)(iii) (disability) and 5(c) (death), subject to the availability of insurance coverage as provided in such Sections; or

               (ii) in the case of a termination pursuant to Section 5(a)(i) (by Employer without cause) within two years after a change of control or
     Section 5(b)(i) (change of control) hereof, two times the sum of (A) the Executive's then current annual Base Compensation, plus (B) the average annual Performance Bonus Distribution paid or payable to Executive for or with respect to the two full calendar years immediately preceding the calendar year in which the date of termination occurs.

For purposes of calculating Executive's Termination Compensation pursuant to this Section 5(d), the value of any Performance Bonus Distribution component of the Termination Compensation calculation which is comprised of shares or share options shall be determined based upon the cash equivalent amount for such share and/or share options as approved by the Board or the Committee, as applicable, at the time of the grant, and for the purposes of Termination Compensation, shall be paid entirely in cash.

          6.   Covenants of Executive.
               ----------------------

          (a) No Conflicts. Executive represents and warrants that Executive is not personally subject to any agreement, order or decree which restricts Executive's acceptance of this Agreement and the performance of Executive's duties with Employer hereunder.

          (b) Non-Competition. During the Employment Term and, in the event of the termination of this Agreement pursuant to the provisions of Section 5(a)(ii) (by Employer with cause) or 5(b)(ii) (by Executive without good reason) hereof, for a period of two years thereafter, Executive shall not, directly or indirectly, in any capacity whatsoever, either on Executive's own behalf or on behalf of any other person or entity with whom Executive may be employed or associated, own any interest in, participate or engage in the day-to-day supervision, management, development, marketing or operation of any office or industrial real estate facilities or such other business as Employer may be engaged in during the Employment Term (the "Business") which is competitive with any of Employer's facilities. For purposes hereof, a facility will be deemed competitive with one of Employer's facilities if such facility is located within ten (10) miles of a facility owned, operated or managed by Employer or within ten (10) miles of a facility which Employer is developing or with respect to which Employer has signed a letter of intent or term sheet or binding contract for the acquisition, development or management thereof dated on or prior to the date of such termination. Furthermore, for a period of two years after any applicable Section 5 termination event, Executive shall not, directly or indirectly, solicit, attempt to hire or hire any employee or client of Employer or solicit or attempt to lease space to or lease space to any tenant of Employer. Notwithstanding the foregoing, nothing herein shall prohibit Executive from owning 5% or less of any securities of a competitor engaged in the same Business if such securities are listed on a nationally recognized securities exchange or traded over-the-counter on the National Association of Securities Dealers Automated Quotation System or otherwise.

          (c) Non-Disclosure. During the Employment Term and for a period of two years after the expiration or termination of this Agreement for any reason, Executive shall not disclose or use, except in the pursuit of the Business for or on behalf of Employer, any Trade Secret (as hereinafter defined) of Employer, whether such Trade Secret is in Executive's memory or embodied in writing or other physical form. For purposes of this Section 6(c), "Trade Secret" means any information which derives independent economic value, actual or potential, with respect to Employer from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts to maintain its secrecy that are reasonable under the circumstances, including, but not limited to, trade secrets, customer lists, sales records and other proprietary commercial information. Said term, however, shall not include general "know-how" information acquired by Executive prior to or during the course of Executive's service which could have been obtained by him from public sources without the expenditure of significant time, effort and expense which does not relate to Employer.

          (d) Business Opportunities. During the Employment Term, Executive agrees to bring to Employer any and all business opportunities which come to Executive's attention for the acquisition, development, management, leasing or marketing of real estate for industrial or office use. In the event that Employer elects not to participate or take advantage of any such business opportunity, upon termination of Executive's employment with Employer for any reason, Executive shall be free to pursue such business opportunity, provided that such business opportunity does not cause any tenant to relocate from a facility owned and/or operated by Employer, PGRT or any of their respective subsidiaries.

          (e) Return of Documents. Upon termination of Executive's services with Employer, Executive shall return all originals and copies of books, records, documents, customer lists, sales materials, tapes, keys, credit cards and other tangible property of Employer within Executive's possession or under Executive's control.

          (f) Equitable Relief. In the event of any breach by Executive of any of the covenants contained in this Section 6, it is specifically understood and agreed that Employer shall be entitled, in addition to any other remedy which it may have, to equitable relief by way of injunction, an accounting or otherwise and to notify any employer or prospective employer of Executive as to the terms and conditions hereof.

          (g) Acknowledgment. Executive acknowledges that Executive will be directly and materially involved as a senior executive in all important policy and operational decisions of Employer. Executive further acknowledges that the scope of the foregoing restrictions has been specifically bargained between Employer and Executive, each being fully informed of all relevant facts. Accordingly, Executive acknowledges that the foregoing restrictions of Section 6 are fair and reasonable, are minimally necessary to protect Employer, its other partners and the public from the unfair competition of Executive who, as a result of Executive's performance of services on behalf of Employer, will have had unlimited access to the most confidential and important information of Employer, its business and future plans. Executive furthermore acknowledges that no unreasonable harm or injury will be suffered by him from enforcement of the covenants contained herein and that Executive will be able to earn a reasonable livelihood following termination of Executive's services notwithstanding enforcement of the covenants contained herein.

     7.   Prior Agreements. This Agreement, together with the Stock Incentive
          ----------------
Plan, amends and restates in its entirety the Prior Agreement and supersedes and is in lieu of any and all other employment arrangements between Executive and Employer or its predecessor or any subsidiary, including the Prior Agreement, and any and all such employment agreements and arrangements are hereby terminated and deemed of no further force or effect.

     8.   Assignment. Neither this Agreement nor any rights or duties of
          ----------
Executive hereunder shall be assignable by Executive and any such purported assignment by him shall be void. Employer may assign all or any of its rights hereunder provided that substantially all of the assets of Employer are also transferred to the same party.

     9.   Successor to Employer. Employer will require any successor or assign
          ---------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of Employer, as the case may be, by agreement in form and substance reasonably satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession or assignment had taken place. Any failure of Employer to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement giving Executive the right to terminate this Agreement, in which case Executive shall be entitled to receive the compensation specified in Section 5(b)(i) (change of control) hereof. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.

     10.  Notices. Any notice required or permitted to be given under this
          -------
Agreement shall be sufficient if in writing and if personally delivered, sent by courier or by certified mail, postage or delivery charges prepaid, to the following addresses:

     (a)  if to Executive, to:

          Jeffrey A. Patterson
          403 N. Lincoln
          Hinsdale, IL 60521

          With a copy to:
          --------------

          Donatelli & Coules
          15 Salt Creek Lane, Suite 312
          Hinsdale, IL 60521
          Attn: Mark R. Donatelli

     (b)  if to Employer, to:

          Prime Group Realty Trust
          Suite 3900
          77 West Wacker Drive
          Chicago, IL 60601
          Attn: Chief Executive Officer

          With a copy to:
          --------------

          Prime Group Realty Trust
          Suite 3900
          77 West Wacker Drive
          Chicago, IL 60601
          Attn: General Counsel

          and to:
          ------

          Winston & Strawn
          35 West Wacker Drive
          Chicago, IL 60601
          Attn: Wayne D. Boberg

Any notice, claim, demand, request or other communication given as provided in this Section 10, if delivered personally, shall be effective upon delivery; and if given by courier, shall be effective one (1) business day after deposit with the courier if next day delivery is guaranteed; and if given by certified mail, shall be effective three (3) business days after deposit in the mail. Either party may change the address at which it is to be given notice by giving written notice to the other party as provided in this Section 10.

     11.  Amendment. This Agreement may not be changed, modified or amended
          ---------
except in writing signed by both parties hereto.

     12.  Waiver of Breach. The waiver by either party of the breach of any
          ----------------
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

     13.  Severability. Employer and Executive each expressly agree and contract
          ------------
that it is not the intention of either party to violate any public policy, statutory or common law, and that if any covenant, sentence, paragraph, clause or combination of the same of this Agreement (a "Contractual Provision") is in violation of the law of any state where applicable, such Contractual Provision shall be void in the jurisdictions where it is unlawful, and the remainder of such Contractual Provision, if any, and the remainder of this Agreement shall remain binding on the parties such that such Contractual Provision shall be binding only to the extent that such Contractual Provision is lawful or may be lawfully performed under then applicable laws. In the event that any part of any Contractual Provision of this Agreement is determined by a court of competent jurisdiction to be overly broad thereby making the Contractual Provision unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that the Contractual Provision, as so modified, shall be binding upon the parties as if originally set forth herein.

     14.  Indemnification by Executive. Executive shall indemnify Employer for
          ----------------------------
any and all damages, costs and expenses resulting from any material harm to Employer, its business, assets or employees through an act of dishonesty, material conflict of interest, gross misconduct or willful malfeasance by Executive. Executive also shall indemnify Employer for any and all damages, costs and expenses resulting from Executive's acts of omission constituting reckless disregard of Executive's duties to Employer following notice thereof by Employer after it becomes aware of such conduct and Executive's failure to so cure within thirty (30) days.

     15.  Governing Law. This Agreement shall be governed by, and construed,
          -------------
interpreted and enforced in accordance with the laws of the State of Illinois, exclusive of the conflict of laws provisions of the State of Illinois.

                           [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Employment Agreement as of the date first written above.

                                        EMPLOYER:

                                        PRIME GROUP REALTY TRUST

                                        By: /s/ Richard S. Curto
                                            ------------------------------------
                                            Richard S. Curto, Chief Executive
                                            Officer


                                        PRIME GROUP REALTY, L.P.

                                        By: Prime Group Realty Trust,
                                            its General Partner

                                        By: /s/ Richard S. Curto
                                            ------------------------------------
                                            Richard S. Curto, Chief Executive
                                            Officer


                                        EXECUTIVE:

                                        /s/ Jeffrey A. Patterson
                                        ----------------------------------------
                                        Jeffrey A. Patterson